UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2020

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange
1.25% Notes due June 2023	SYY23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events.

The COVID-19 pandemic has resulted in disruption to demand for food-away-from-home and to the foodservice industry. As Sysco Corporation (“Sysco,” “our,” “us” or “we”) faces the challenges associated with the pandemic, our focus is on the well-being of our associates, customers, suppliers, and communities during this unprecedented time. As a critical infrastructure provider, Sysco plays an important role in the food supply chain in the geographies where we operate, and we continue to provide products and services to our restaurant, healthcare, and government customers. While in-location dining at restaurants in some areas is limited or closed, many restaurant customers remain open with drive-through, takeout and delivery service capabilities. The continuing impacts of the COVID-19 pandemic will result in a short-term decrease in sales to Sysco.

As a result of this challenging business environment, Sysco has prioritized three primary strategies:

1)    Taking cost out of our business by adjusting our variable expenses and certain fixed costs to account for volume declines, including recent actions over the past two weeks to reduce the workforce, through the implementation of hiring freezes, furloughs and other headcount reductions, and to achieve other operational efficiencies;

2)    Capturing new business opportunities with retail customers and expanding our existing business relationships with healthcare, government and relief organizations; and

3)    Preparing the business for the eventual return of demand for food-away-from-home.

In addition, we have taken several meaningful measures to strengthen our liquidity position, including significant reductions in capital spend, suspension of our share repurchase program and $1.6 billion in borrowings under our $2 billion revolving credit facility. Although we cannot estimate the duration of the pandemic, we believe these efforts position Sysco well to manage through the current downturn in our business and capitalize on our position as the industry leader as the global economy recovers.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. Forward-looking statements in this report include, without limitation, statements regarding Sysco’s expectations that the continuing impacts of the COVID-19 pandemic will result in a short-term decrease in sales to Sysco; Sysco’s expectations regarding its three primary strategies; and statements regarding Sysco’s belief that its ongoing efforts position Sysco well to manage through the current downturn in our business and capitalize on our position as the industry leader as the global economy recovers. These statements are subject to risks and uncertainties, such as general economic conditions, the impact and effects of public health crises, pandemics and epidemics, such as the recent outbreak of COVID-19, and the adverse impact thereof on the Company’s business, the severity and duration of the COVID-19 pandemic, the pandemic’s impact on the U.S. and global economies, federal, state and local governmental responses to the pandemic, and other risks and uncertainties. For a discussion of additional factors impacting Sysco’s business, see Sysco’s Annual Report on Form 10-K for the year ended June 29, 2019, as filed with the SEC, and Sysco’s subsequent filings with the SEC. Sysco does not undertake to update its forward-looking statements, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: March 30, 2020	By:	/s/ Eve M. McFadden
Eve M. McFadden
Senior Vice President, Legal, General Counsel and Corporate Secretary